SHOOK, HARDY & BACON L.L.P.
1010 Grand Boulevard, 5th Floor
Kansas City, Missouri 64106-0607

Telephone: (816) 474-6550
Fax: (816) 842-3190

December 12, 2002

UMB Financial Corporation
1010 Grand Boulevard
Kansas City, MO 64106

Re: UMB Financial Corporation 2002 Incentive Stock Option Plan Registration Statement on Form S-8

Ladies and Gentleman:

       We have acted as special counsel to UMB Financial Corporation, a Missouri corporation (the "Company"), in connection with the registration of stock options (the "Options") to be granted under the UMB Financial Corporation 2002 Incentive Stock Option Plan (the "Plan") and the common stock, par value $1.00 per share, of the Company issuable upon exercise of the Options (the "Common Stock"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

       We have examined copies of (i) the Articles of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, (iii) the Plan, (iv) the Registration Statement, and (v) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

       In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals and authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records received or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

       Based on the foregoing, it is our opinion that, upon effectiveness of the Registration Statement, the Options and the Common Stock, when issued pursuant to the Plan and in accordance with the option agreements executed pursuant to the Plan, will be legally issued, fully paid and nonassessable.

       The foregoing opinion is limited to the laws of the State of Missouri and of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

       This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

Very truly yours, /s/ Shook, Hardy & Bacon L.L.P. SHOOK, HARDY & BACON L.L.P.

1162191v2